Exhibit 10.7

SIXTH AMENDMENT

THIS SIXTH AMENDMENT, dated as of May 3, 2018 (this “Amendment”), to the Existing Credit Agreement (as defined below), by and among Orion Engineered Carbons GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (the “Borrower Representative”), the other Loan Parties party hereto, the New Term Lenders (as defined below), Goldman Sachs Bank USA, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and Goldman Sachs Bank USA, Citizens Bank N.A., Mediobanca International (Luxembourg) S.A. and ING Bank, a branch of ING-DiBa AG. as arrangers with respect to this Amendment (in such capacities, the “Amendment Arrangers”).
RECITALS
WHEREAS, pursuant to the Credit Agreement, originally dated as of July 25, 2014, as amended on August 7, 2014, September 29, 2016, May 5, 2017, May 31, 2017 and November 2, 2017 (as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrowers, the Guarantors from time to time party thereto, the several banks, other financial institutions and institutional investors from time to time party thereto (the “Lenders”) and Administrative Agent, the Lenders have agreed to make certain loans and other extensions of credit to the Borrowers; and
WHEREAS, pursuant to and in accordance with Section 2.18 and subsection (d))(i) of Section 10.02 of the Existing Credit Agreement, the Borrower Representative has requested that the Existing Credit Agreement be amended so as to, among other things, provide for a new tranche of term loans thereunder (the “Refinancing Term Loans”), which term loans would refinance the Term Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Amendment (the “Existing Term Loans”), in part through an exchange, and which, except as modified hereby, would have the same terms as the Existing Term Loans under the Existing Credit Agreement;
WHEREAS, each Lender holding Existing Term Loans (collectively, the “Existing Term Lenders”) that executes and delivers a consent to this Amendment in the form of the “Lender Consent” attached hereto as Annex I (a “Lender Consent”) (collectively, the “Exchanging Term Lenders”) will be deemed (i) to have agreed to the terms of this Amendment, (ii) to have agreed to exchange (as further described in the Lender Consent) an aggregate principal amount of its Existing Term Loans with Refinancing Term Loans in the same currency in a principal amount equal to the amount of such Exchanging Term Lenders or such lesser amount notified to such Exchanging Term Lender by the Administrative Agent and (iii) upon the Sixth Amendment Effective Date to have exchanged (as further described in the Lender Consent) such amount of its Existing Term Loans with Refinancing Terms Loans in the same currency in an equal principal amount;
WHEREAS, each Existing Term Lender that makes the appropriate election in its Lender Consent (collectively, the “Increasing Term Lenders”) will be also deemed to have agreed to make, on the Sixth Amendment Effective Date, Refinancing Term Loans in addition to the Refinancing Term Loans that are exchanged for its Existing Term Loans (such additional Refinancing Term Loans, collectively, the “Increased Term Loans”) in the amount notified to such Existing Term Lender by the Administrative Agent (but in no event greater than the amount such Person committed to make as Refinancing Term Loans);
WHEREAS, each Person that executes and delivers a joinder to this Amendment in the form of the “Joinder” attached hereto as Annex II (a “Joinder”) (each, an “Additional Term Lender” and, together with the Increasing Term Lender and Exchanging Term Lender, the “New Term Lenders”) will be deemed (i) to have agreed to the terms of this Amendment and (ii) to have committed to make Refinancing Term Loans to the Term Borrowers on the Sixth Amendment Effective Date (the “Additional Term Loans”), in the amount notified to such Additional Term Lender by the Administrative Agent (but in no event greater than the amount such Person committed to make as Additional Term Loans);
WHEREAS, the Net Proceeds of the Refinancing Term Loans (if any) will be applied by the Term Borrowers, together with cash on hand, to prepay in full the outstanding principal amount of all Existing Term Loans other than Exchanged Term Loans (the “Non-Exchanged Term Loans”), to pay accrued and unpaid interest on all the Existing Term Loans to (and excluding) the Sixth Amendment Effective Date, and (if applicable) to pay amounts owing on the Non-Exchanged Term Loans under Section 3.06 of the Existing Credit Agreement; and
WHEREAS, the Lenders party hereto are willing, on the terms and subject to the conditions set forth below, to consent to amend certain terms of the Existing Credit Agreement as hereinafter provided to, among other things, reset the call protection set forth herein with respect to the Loans for an additional six months following the Sixth Amendment Effective Date;
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement, as amended hereby (the “Amended Credit Agreement”).
SECTION 2. Amendments. On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Section 7 hereof, the Borrowers and the Lenders party hereto agree that the Existing Credit Agreement shall be amended on the Sixth Amendment Effective Date as follows:

Exhibit 10.7
a.Section 1.01 of the Existing Credit Agreement is amended to amend and restate sub-section (a) of the definition of “Applicable Rate” in its entirety to read as follows:
with respect to the Initial Dollar Term Loans, (x) 2.00% per annum for Eurocurrency Rate Loans and (y) 1.00% per annum for Base Rate Loans.
a.Section 1.01 of the Existing Credit Agreement is amended to amend and restate sub-section (b) of the definition of “Applicable Rate” to read in its entirety as follows:
with respect to the Initial Euro Term Loans, 2.25% per annum for Eurocurrency Rate Loans.
a.Section 1.01 of the Existing Credit Agreement is amended to amend and restate the definition of “Arrangers” to read in its entirety as follows:
“Arrangers” means each of (i) Goldman Sachs Bank USA, UBS Securities LLC, Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., J.P. Morgan Limited, Fifth Third Bank, HSBC Bank plc, Mediobanca S.p.A. and DZ Bank AG, in their respective capacities as exclusive mandated lead arrangers under the Credit Agreement as in effect on the Closing Date, (ii) Goldman Sachs Bank USA, in its capacity as exclusive mandated lead arranger under the Second Amendment, (iii) Goldman Sachs Bank USA and UniCredit Bank AG in their capacities as exclusive mandated lead arrangers under the Third Amendment, (iv) UniCredit Bank AG, in its capacity as exclusive mandated lead arranger under the Fourth Amendment, (v) Goldman Sachs Bank USA, Citizens Bank N.A., Mediobanca International (Luxembourg) S.A. and ING Bank, a branch of ING-DiBa AG. in their capacities as exclusive mandated lead arrangers under the Fifth Amendment, and (vi) Goldman Sachs Bank USA, ING Bank, a branch of ING-DiBa AG and Mediobanca International (Luxembourg) S.A. in their capacities as exclusive mandated lead arrangers under the Sixth Amendment.
a.Section 1.01 of the Existing Credit Agreement is amended to add the following definitions in alphabetical order:
“Sixth Amendment” means the certain Sixth amendment to this Agreement dated as of May 3___, 2018, by and among the Borrower Representative, the other Loan Parties party thereto, the Amendment Arrangers (as defined therein), the Administrative Agent and the Lenders party thereto.
“Sixth Amendment Effective Date” shall have the meaning given to it in the Sixth Amendment.
a.Section 2.05(a)(iv) of the Existing Credit Agreement is amended and restated to read in its entirety as follows:
“In the event that, on or prior to the date that is six (6) months after the Sixth Amendment Effective Date, any Borrower (x) prepays, repays, refinances, substitutes or replaces any Term Loans in connection with a Repricing Transaction, or (y) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction, such Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment, modification, waiver or consent. If, on or prior to the date that is six (6) months after the Sixth Amendment Effective Date, all or any portion of the Term Loans held by any Lender are prepaid, repaid, refinanced, substituted or replaced as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.”
SECTION 3. References to Initial Term Loans. On and after the Sixth Amendment Effective Date, unless the context shall otherwise require, each reference in the Existing Credit Agreement or any other Loan Document to (a) “Initial Euro Term Loans” shall be deemed a reference to the Refinancing Term Loans denominated in Euro contemplated hereby and the terms “Initial Euro Term Borrowing” and “Initial Euro Term Commitment” shall be deemed to have corresponding meanings, (b) “Initial Dollar Term Loans” shall be deemed a reference to the Refinancing Term Loans denominated in Dollars contemplated hereby and the terms “Initial Dollar Term Borrowing” and “Initial Dollar Term Commitment” shall be deemed to have corresponding meanings and (c) “Lenders” shall be deemed to include the New Term Lenders. As of the Sixth Amendment Effective Date, after giving effect to this Amendment (after giving effect to any principal amortization payments made on or prior to the Sixth Amendment Effective Date, and including (as permitted under Section 2.18(a)(Y) and Section 10.02(d)(i)(A) of the Existing Credit Agreement) any applicable increases to the principal amount by way of interest, fees, discounts and/or expenses), the aggregate outstanding principal of amount of the Initial Euro Term Loans is €329,035,000 and the aggregate outstanding principal of amount of the Initial Dollar Term Loans is $287,530,409.
SECTION 4. Exchange of Existing Term Loans. On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Section 7 hereof, each Exchanging Term Lender agrees that an aggregate principal amount of its Existing Term Loans (the “Exchanged Term Loans”) equal to the amount of such Exchanging Term Lender’s Existing Term Loans (or such lesser amount notified to such Exchanging Term Lender by the Administrative Agent) will be exchanged with Refinancing Term Loans in the same currency, as further described in such Exchanging Term Lender’s Lender Consent, as of the Sixth Amendment Effective Date. Each Exchanging Lender hereby confirms that no amounts shall be payable under Section 3.06 of the Existing Credit Agreement as a result of the exchange of its Existing Term Loans for the Exchanged Term Loans taking place on a day other than the last day of the applicable Interest Period for its Existing Term Loans.
The Existing Term Lenders who consent to this Amendment pursuant to the Lender Consent, agree that this Amendment is a Refinancing Amendment and each Exchanging Term Lender agrees to participate in the Refinancing Amendment in the amount notified to such Exchanging Term Lender by the Administrative Agent which may be less than the amount requested by it in its Lender Consent or less than its pro rata amount.

Exhibit 10.7
SECTION 5. Prepayment of Existing Term Loans. On the Sixth Amendment Effective Date, the Term Borrowers shall apply the Net Proceeds of the Refinancing Term Loans (if any), together with cash on hand, to prepay in full the outstanding principal amount of all Non-Exchanged Term Loans, to pay accrued and unpaid interest payable on all Existing Term Loans to (and excluding) the Sixth Amendment Effective Date and (if applicable) to pay amounts owing on the Non-Exchanged Term Loans under Section 3.06 of the Existing Credit Agreement, in each case as of the Sixth Amendment Effective Date. The exchange of Exchanged Term Loans with Refinancing Term Loans contemplated hereby collectively constitute a voluntary prepayment of the Existing Term Loans by the Borrower pursuant to Section 2.05(a) of the Existing Credit Agreement and the New Term Lenders hereby agree that this Amendment shall be deemed to satisfy all requirements under Section 2.05(a) for such voluntary prepayment. The refinancing undertakings of the Exchanging Term Lenders are several and no such New Term Lender will be responsible for any other New Term Lender’s failure to make or acquire by refinancing Refinancing Term Loans. Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Amended Credit Agreement.
SECTION 6. Interest, Rollover and Break Costs. Each party hereto agrees that:
a.the Refinancing Term Loans shall be deemed to have an initial Interest Period (the “Initial Interest Period”) that begins on the Sixth Amendment Effective Date and ends on the last day of the interest period for the Existing Term Loans in the same currency in effect under the Existing Credit Agreement immediately prior to the Sixth Amendment Effective Date (the “Existing Interest Period”), such last day being June 29, 2018 and after the Initial Interest Period each Interest Period for the Refinancing Term Loans shall be determined in accordance with the terms of the Amended Credit Agreement;
b.for the Initial Interest Period the Refinancing Term Loans shall be deemed to accrue interest from (and including) the Sixth Amendment Effective Date in accordance with paragraph (c)below and after the Initial Interest Period the Refinancing Term Loans shall accrue interest in accordance with the terms of the Amended Credit Agreement;
a.for the Initial Interest Period the Eurocurrency Rate and Base Rate in respect of the Refinancing Term Loans shall be deemed to be equal to the Eurocurrency Rate and Base Rate in respect of the Existing Term Loans in the same currency for the Existing Interest Period (as in effect immediately prior to the Sixth Amendment Effective Date), provided that decreases (if any) to the Applicable Rate and interest rate floors within the definitions of Eurocurrency Rate and/or Base Rate in this Amendment or the Amended Credit Agreement shall be given effect for the Initial Interest Period in respect of the Refinancing Term Loans from and including the Sixth Amendment Effective Date;
b.any accrued and unpaid interest to (and excluding) the Sixth Amendment Effective Date on any Existing Term Loans shall be paid in cash by the relevant Borrowers to the Administrative Agent, for the account of the relevant Lenders on the Sixth Amendment Effective Date;
c.amounts due and payable under Section 3.06 of the Existing Credit Agreement in respect of Non-Exchanged Term Loans shall be paid in cash by the relevant Borrowers to the Administrative Agent, for the account of the relevant Lenders on the Sixth Amendment Effective Date; and
d.each Exchanging Term Lender hereby confirms that no amounts shall be payable under Section 3.06 of the Existing Credit Agreement as a result of the exchange of its Existing Term Loans for the Exchanged Term Loans taking place on a day other than the last day of the applicable Interest Period for its Existing Term Loans.
SECTION 7. Conditions to Effectiveness of Amendment. The effectiveness of the amendments set forth in Section 2 hereof shall occur on the date of the satisfaction of the following conditions precedent (such date, the “Sixth Amendment Effective Date”):
a.the Borrower Representative, each other Loan Party (other than Loan Parties incorporated in Korea) and the New Term Lenders shall have executed and delivered counterparts (or, as applicable, a Lender Consent or a Joinder) to this Amendment to the Administrative Agent;
b.each of the representations and warranties contained in Section 10 of this Amendment shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Sixth Amendment Effective Date;
c.at the time of and immediately after giving effect to this Amendment and the transactions occurring on the Sixth Amendment Effective Date, no Default or Event of Default exists;
d.the Administrative Agent shall have received a certificate dated the Sixth Amendment Effective Date and signed by a Responsible Officer of the Borrower Representative, confirming compliance with the conditions set forth in Sections 7(b) and 7(c) hereof, confirming that the applicable conditions under Section 2.18(a) and Section 4.02 of the Existing Credit Agreement are satisfied in respect to the Refinancing Term Loans and appending the resolutions adopted by the Borrowers approving the Refinancing Term Loans;
e.the Administrative Agent shall have received a solvency certificate dated as of the Sixth Amendment Effective Date in substantially the form of Exhibit H of the Amended Credit Agreement from a Financial Officer of the Parent certifying as to the matters set forth therein;
f.the Administrative Agent shall have received, on behalf of itself and the Lenders on the Sixth Amendment Effective Date, a customary written opinion of Kirkland & Ellis LLP, special counsel for the Parent, the Borrowers and each other Loan Party (A) dated the Sixth Amendment Effective Date, (B) addressed to the Administrative Agent, the Amendment Arrangers and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and the Amendment Arrangers covering such matters relating to this Amendment;

Exhibit 10.7
a.the Administrative Agent shall have received for distribution to Goldman Sachs Bank USA, in its capacity as Amendment Arranger, all fees and expenses agreed to by the Borrowers or the Borrower Representative that are due and payable on or before the Sixth Amendment Effective Date (including reasonable and documented out-of-pocket fees, expenses and disbursements of legal counsel) in each case to the extent notified to the Borrower Representative at least three (3) Business Days prior to the Sixth Amendment Effective Date;
b.the Term Borrowers shall have applied, concurrently with the exchange of the Exchanged Term Loans with Refinancing Term Loans, the Net Proceeds of the Refinancing Term Loans (if any), together with cash on hand, to prepay in full the outstanding principal amount of all Non-Exchanged Term Loans, to pay accrued and unpaid interest payable on all Existing Term Loans to (and excluding) the Sixth Amendment Effective Date, and (if applicable) to pay amounts owing on the Non-Exchanged Term Loans under Section 3.06 of the Existing Credit Agreement, in each case as of the Sixth Amendment Effective Date.
SECTION 8. Confirmations
a.this Amendment shall constitute written notice to the Administrative Agent of a request for Specified Refinancing Debt pursuant to sub-section (a) of Section 2.18 of the Existing Credit Agreement;
a.the Administrative Agent hereby confirms in accordance with sub-section (a) of Section 2.18 of the Existing Credit Agreement that it has agreed to the time period within which each applicable Lender is requested to respond to this request for Specified Refinancing Debt being less than 10 Business Days; and
b.this Amendment shall constitute a Request for Credit Extension under Section 4.02(c) of the Existing Credit Agreement and the Administrative Agent confirms its agreement to waive the requirement for the Borrower Representative to deliver to the Administrative Agent a Request for Credit Extension substantially in the form of Exhibit A to the Existing Credit Agreement.
SECTION 9. Post-Closing Covenant. Within sixty (60) days of the Sixth Amendment Effective Date (or such later date as agreed by the Administrative Agent in its sole discretion), the Loan Parties shall deliver to the Administrative Agent the Collateral Documents, legal opinions and related corporate documentation set forth on Schedule A hereto, in each case executed and delivered by the applicable Loan Party and (where applicable) the Collateral Agent.
SECTION 10. Representations and Warranties. Each Loan Party party hereto hereby represents and warrants, on and as of the date hereof and the Sixth Amendment Effective Date, that:
(a) Each of the representations and warranties made by such Loan Party set forth in Article V of the Existing Credit Agreement or in any other Loan Document are true and correct in all material respects (and in all respects if such representation or warranty is already qualified by materiality) on and as of the Sixth Amendment Effective Date with the same effect as though made on and as of such date, except (i) to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (and in all respects if such representation or warranty is already qualified by materiality) as of such earlier date and (ii) any reference to the Historical Financial Statements shall be deemed to refer to the most recent financial statements, if any, furnished pursuant to Section 6.01(c) of the Amended Credit Agreement, prior to the Sixth Amendment Effective Date.
a.The execution and delivery of this Amendment and the performance of this Amendment and the Amended Credit Agreement are within each applicable Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. This Amendment has been duly executed and delivered by each Loan Party party hereto and, each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing.
b.The execution and delivery of this Amendment by each Loan Party party hereto and the performance by such Loan Party of this Amendment and the Amended Credit Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) any Requirements of Law applicable to such Loan Party which, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any Contractual Obligation of any of the Loan Parties which in the case of this clause (c) could reasonably be expected to result in a Material Adverse Effect.
SECTION 11. Effects on Loan Documents. Except as specifically amended herein, the Existing Credit Agreement and all other Loan Documents shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Secured Party or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. The Borrower Representative and the other parties hereto acknowledge and agree that, on and after the Sixth Amendment Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents. On and after the effectiveness of this Amendment, each reference in any Loan Document to “the Credit Agreement” shall mean and be a reference

Exhibit 10.7
to the Amended Credit Agreement and each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement.
SECTION 12. Non-Reliance on Agents. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment. Each Lender also acknowledges that it will, independently and without reliance upon either the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Amendment, the Amended Credit Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or its Related Parties.
SECTION 13. Acknowledgment; Other Agreements. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, each Borrower and each other Loan Party party hereto (i) acknowledges and agrees that all of its obligations under the Loan Guaranty set out in Article XII of the Amended Credit Agreement and the other Collateral Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis and in particular shall cover and secure any increase in, or extension of, the obligations owed under the Amended Credit Agreement from time to time, (ii) reaffirms each Lien granted by such Loan Party to (x) the Collateral Agent for the benefit of the Secured Parties or (y) the Secured Parties in their capacities as such (or any of them) and reaffirms the Loan Guaranty made pursuant to the Amended Credit Agreement and (iii) acknowledges and agrees that the grants of security interests by and the Loan Guaranty of the Loan Parties contained in the Amended Credit Agreement and the other Collateral Documents are, and shall remain, in full force and effect after giving effect to this Amendment. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Existing Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby. Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document to consent to the amendment to the Existing Credit Agreement effected pursuant to this Amendment, (ii) nothing in the Existing Credit Agreement, the Amended Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Amended Credit Agreement and (iii) the acknowledgements and reaffirmations set forth in this Section 12 shall become valid and binding obligations of such Guarantor a moment in time prior to the amendments set forth in Section 2 hereof.
SECTION 14. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO BE BOUND BY THE TERMS OF SECTION 10.11 OF THE AMENDED CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.
SECTION 15. Amendment Arrangers. The Borrowers and each other Loan Party party hereto and the Lenders agree that (i) the Amendment Arrangers shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Arrangers under the Amended Credit Agreement and (b) the Amendment Arrangers shall have no duties, responsibilities or liabilities with respect to this Amendment, the Amended Credit Agreement or any other Loan Document.
SECTION 16. Miscellaneous.
a.This Amendment and the Amended Credit Agreement is binding and enforceable as of the date hereof against each party hereto and thereto and its successors and permitted assigns.
b.Section 2 of this Amendment shall be effective upon due execution by the Lenders and the Borrower Representative. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Amendment.
a.To the extent permitted by law, any provision of this Amendment or the Amended Credit Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
b.Each of the parties hereto hereby agrees that Sections 10.10(b), 10.10(c), 10.10(d) and 10.11 of the Amended Credit Agreement are incorporated by reference herein, mutatis mutandis, and shall have the same force and effect with respect to this Amendment as if originally set forth herein.
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Exhibit 10.7
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